Exhibit 99.(a)(4)

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Resolution 1 Resolution 2 Resolution 3 Mark box at right if you wish to give a discretionary proxy to a person designated by the Company. PLEASE NOTE: Marking this box voids any other instructions indicated above. Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”) REPRESENTING ORDINARY SHARES OF SYSWIN INC. Please refer to the reverse side of this card for the Resolutions to be voted at the Meeting. FOLD AND DETACH HERE Address Change Mark box, sign and indicate changes/comments below: Date: Sign Below SYSWIN INC.

Please visit the following Company website for the EGM material links XXXXXXXXXXXXXXXX SYSWIN Inc. JPMorgan Chase Bank, N.A., Depositary P.O. Box 64506, St. Paul, MN 55164-0506 PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. SYSWIN Inc. - Proof 2 1/29/13 AGENDA 1. To approve and adopt the agreement and plan of merger dated December 24, 2012 (the “merger agreement”), among Brilliant Strategy Limited, Brilliant Acquisition Limited and the Company, and the transactions contemplated by the merger agreement, including the merger. 2. To authorize the directors to do all things necessary to give effect to the merger agreement. 3. To approve any motion to adjourn or postpone the EGM in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the EGM to pass the special resolutions to be proposed at the EGM. Voting Instruction Card Please see reverse side for Voting Instructions. JPMorgan Chase Bank, N.A. (the “Depositary”) has received advice that the Extraordinary General Meeting (“EGM”) of SYSWIN Inc. (the “Company”) will be held at 9th Floor, SYSWIN Building, No. 316 Nan Hu Zhong Yuan, Chaoyang District, Beijing 100102, People’s Republic of China, on XXXXX, 2013 at XX:XX a.m. (Beijing time), for the purposes set forth on this card. Please note that as a holder of ADRs, you cannot vote at the EGM directly, but you may instruct the Depositary how to vote the Ordinary Shares represented by your ADRs. Alternatively, you may vote at the EGM if you cancel your ADRs and become a holder of Ordinary Shares by XXXX, 2013. If you intend to cancel your ADRs to become a shareholder by XXXX, 2013 and you wish to vote the Ordinary Shares at the EGM, do not send these voting instructions to the Depositary. If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your ADRs FOR or AGAINST or to ABSTAIN from the Resolutions, or any of them, to be proposed at the EGM, kindly execute and forward to the Depositary, the attached Voting Instruction Card. The enclosed postage paid envelope is provided for this purpose. The Voting Instruction Card should be executed in such a manner as to show clearly whether you desire the Nominee or the Nominees of the Depositary to vote FOR or AGAINST or to ABSTAIN from the Resolutions, or any of them, as the case may be. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 12:00 p.m., EDT, XXXXXXXX XX, 2013. Only the registered holders of record at the close of business XXXXXXXX XX, 2013 will be entitled to execute the attached Voting Instruction Card. Important Note: If no voting instructions are received by the Depositary with regard to the Ordinary Shares represented by your ADRs on or before XXXXXXXX XX, 2013 at 12:00 p.m., EDT, the Depositary shall give a discretionary proxy to a person designated by the Company with respect to such Ordinary Shares. The signatory, a registered holder of ADRs representing Ordinary Shares of the Company hereby requests and authorizes the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote the underlying Ordinary Shares of the Company represented by such ADRs registered in the name of the signatory on the books of the Depositary as of the close of business XXXXXXXX XX, 2013, at the EGM to be held in China on XXXXXXXX XX, 2013, or at any adjournment thereof. These instructions, when properly signed and dated, will be voted in the manner directed herein. If you mark the box to indicate that you wish to give a discretionary proxy to a person designated by the Company, the underlying Ordinary Shares represented by your ADRs will be voted by such person in his or her discretion. NOTE: In order to have the aforesaid shares voted, this Voting Instruction Card MUST be received by the Depositary before 12:00 p.m., EDT, XXXXXXXX XX, 2013. JPMorgan Chase Bank, N.A., Depositary